Execution Copy 153325876v6 AMENDMENT NO. 6 TO AMENDED AND RESTATED LOAN AGREEMENT This AMENDMENT NO. 6, dated as of July 29, 2022 (this "Amendment"), is executed by and among SCFC BUSINESS SERVICES LLC (the "Borrower"), CHARIOT FUNDING LLC ("Chariot"), and JPMORGAN CHASE BANK, N.A. ("JPMorgan"), in its capacities as administrative agent (in such capacity, the "Administrative Agent"), as a Committed Lender, and as the Agent for the JPMorgan Lender Group (in such capacity, the "JPMorgan Agent"), and amends the Amended and Restated Loan Agreement, dated as of December 31, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and among the Borrower, Driveway Finance Corporation ("DFC"), as the servicer and the collateral custodian, the lenders from time to time parties thereto, the agents from time to time parties thereto, and JPMorgan, as Administrative Agent and as the account bank. Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed thereto in the Loan Agreement. WITNESSETH: WHEREAS, as of the date of this Amendment, Chariot is the sole Conduit Lender under the Loan Agreement and JPMorgan is the sole Committed Lender under the Loan Agreement (Chariot and JPMorgan, together in such respective capacities, the "Lenders"); WHEREAS, the Borrower and the Lenders desire to amend the Loan Agreement, in accordance with Section 13.01 thereof, on the terms set forth herein; WHEREAS, the Consenting Lenders desire to provide the waivers set forth below, in accordance with Section 13.01 of the Loan Agreement; and NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: SECTION 1. Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows: (a) Section 1.01 (Definitions) is amended by deleting the definitions of "Account Collateral," "Adjusted Principal Balance," "Alternate Base Rate," "Basic Documents," "Benchmark," "Benchmark Replacement," "Benchmark Replacement Adjustment," "Benchmark Replacement Conforming Changes," "Benchmark Replacement Date," "Benchmark Transition Event," "Benchmark Unavailability Period," "Commitment Termination Date," "Committed Lender Rate," "Conduit Portfolio Net Loss Ratio (Non-Prime)," "Conduit Portfolio Net Loss Ratio (Prime)," "Daily Simple SOFR," "Default Rate," "Early Amortization Event," "Eligible Receivable," "Excess Concentration Amounts," "Excess Spread," "Excess Spread (Adjusted)," "Fee Letter," "Financial Covenants (DFC)" "Floor," "Interest," "Overnight Bank Funding Rate," "Reference Time," "Relevant Governmental Body," "Required Overcollateralization Percentage," "Required Rate," "Serviced Portfolio Net Loss Ratio (Non-Prime)," "Serviced Portfolio Net Loss Ratio (Prime)," "SOFR," "Step-up Event," "Stop-Funding Event," and "Tangible Chattel Paper" set forth therein in their entirety and replacing them, respectively, with the following:

- 2 - 153325876v6 "'Account Collateral' means the Collection Account and the Hedge Reserve Account, together with all cash, securities, financial assets (as defined in Section 8- 102(a)(9) of the UCC as then in effect in the relevant State) and investments and other property from time to time deposited or credited to the Collection Account or the Hedge Reserve Account, and all proceeds of the foregoing." "'Adjusted Principal Balance' means, as of any date for any Receivable, (i) if the related amount of Excess Spread as of such date is at least equal to the Target Rate for such Receivable, the Principal Balance of such Receivable as of such date, and (ii) if the related amount of Excess Spread as of such date is less than the Target Rate for such Receivable, then (A) if the APR of such Receivable is less than the Required Rate, the present value (calculated using a discount rate equal to the Required Rate) of all Scheduled Payments (including past due Scheduled Payments) remaining on such Receivable, assuming that all such Scheduled Payments are paid on a timely basis after such date or (B) if the APR of such Receivable is equal to or greater than the Required Rate, the Principal Balance of such Receivable as of such date." "'Alternate Base Rate' means, with respect to any date, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the NYFRB Rate in effect on such day plus ½ of 1%, and (iii) Adjusted Daily Simple SOFR plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate, or Adjusted Daily Simple SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate, or Adjusted Daily Simple SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.17 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.17(b)), then the Alternate Base Rate shall be the greater of clauses (i) and (ii) above and shall be determined without reference to clause (iii) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement." "'Basic Documents' means this Agreement, the Purchase Agreement, each Purchase Agreement Supplement, the Fee Letter, all Hedging Agreements, the Control Agreement, the Performance Guaranty, each Electronic Vault Services Agreement, and any other document, certificate, opinion, agreement or writing the execution of which is necessary or incidental to carrying out the transactions contemplated by this Agreement or any of the other foregoing documents." "'Benchmark' means, with respect to the portion of the Loans Outstanding that is funded or maintained either (i) by a Conduit Lender other than by issuing Commercial Paper Notes or (ii) by a Committed Lender, initially, Daily Simple SOFR; provided, that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to Daily Simple SOFR or the then- current Benchmark, then 'Benchmark' means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.17."

- 3 - 153325876v6 "'Benchmark Replacement' means, with respect to the portion of the Loans Outstanding that is funded or maintained either (i) by a Conduit Lender other than by issuing Commercial Paper Notes or (ii) by a Committed Lender, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark giving due consideration to (1) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (2) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar- denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Basic Documents." "'Benchmark Replacement Adjustment' means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time." "'Benchmark Replacement Conforming Changes' " means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of 'Alternate Base Rate,' the definition of 'Business Day,' the definition of 'U.S. Government Securities Business Day,' the definition of 'Interest Period,' timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative, or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in

- 4 - 153325876v6 connection with the administration of this Agreement and the other Basic Documents)." "'Benchmark Replacement Date' means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark: (i) in the case of clause (i) or (ii) of the definition of 'Benchmark Transition Event,' the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or (ii) in the case of clause (iii) of the definition of 'Benchmark Transition Event,' the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (iii). For the avoidance of doubt, (1) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (2) the 'Benchmark Replacement Date' will be deemed to have occurred in the case of clause (i) or (ii) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to such Benchmark (or the published component used in the calculation thereof)." "'Benchmark Transition Event' means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark: (i) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely; provided, that at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); (ii) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution

- 5 - 153325876v6 authority with jurisdiction over the administrator for such Benchmark (or such component), or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely; provided, that at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or (iii) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) is no longer, or as of a specified future date will no longer be, representative. For the avoidance of doubt, a 'Benchmark Transition Event' will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to such Benchmark (or the published component used in the calculation thereof)." "'Benchmark Unavailability Period' means, with respect to any Benchmark, the period (if any) (i) beginning at the time that a Benchmark Replacement Date pursuant to clauses (i) or (ii) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Basic Document in accordance with Section 2.17 and (ii) ending at the time that a Benchmark Replacement has replaced such then- current Benchmark for all purposes hereunder and under any Basic Document in accordance with Section 2.17." "'Committed Lender Rate' means, with respect to any date during an Interest Period on which all or any portion of a Loan is funded by a Committed Lender, an interest rate per annum equal to the sum of (i) Adjusted Daily Simple SOFR on such date plus (ii) the Applicable Margin." "'Commitment Termination Date' means July 29, 2024 or, with respect to any Committed Lender, such later date to which the Commitment Termination Date may be extended for such Committed Lender in accordance with Section 2.04(a)." "'Conduit Portfolio Net Loss Ratio (Non-Prime)' means, with respect to any date of determination, the product of (i) the percentage equivalent of a fraction, (a) the numerator of which is the difference of (1) the aggregate Principal Balance of all Non-Prime Receivables that became Defaulted Receivables during the most recently completed Collection Period minus (2) all Recoveries received during such Collection Period with respect to Non-Prime Receivables and (b) the denominator of which is the aggregate Principal Balance of all Non-Prime Receivables as of the first day of such Collection Period times (ii) twelve."

- 6 - 153325876v6 "'Conduit Portfolio Net Loss Ratio (Prime)' means, with respect to any date of determination, the product of (i) the percentage equivalent of a fraction, (a) the numerator of which is the difference of (1) the aggregate Principal Balance of all Prime Receivables that became Defaulted Receivables during the most recently completed Collection Period minus (2) all Recoveries received during such Collection Period with respect to Prime Receivables and (b) the denominator of which is the aggregate Principal Balance of all Prime Receivables as of the first day of such Collection Period times (ii) twelve." "'Daily Simple SOFR' means, with respect to any date (a 'SOFR Rate Day'), a rate per annum equal to the greater of (i) SOFR for the day (such day, the related 'SOFR Determination Date') that is five U.S. Government Securities Business Day prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day, or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator's Website and (ii) 0%. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower." "'Default Rate' means a per annum rate equal to the sum of (i) the Alternate Base Rate and (ii) 2.75%." "'Early Amortization Event' means, on any date of determination, that: (i) as of any Reporting Date, the arithmetic mean of the Conduit Portfolio Net Loss Ratio (Prime) for the three Collection Periods immediately preceding such Reporting Date is greater than 4.00% (provided, that no Early Amortization Event will occur under this clause (i) if a Significant Take-out Date occurred during any of such three Collection Periods); (ii) as of any Reporting Date, the arithmetic mean of the Conduit Portfolio Net Loss Ratio (Non-Prime) for the three Collection Periods immediately preceding such Reporting Date is greater than 6.00% (provided, that no Early Amortization Event will occur under this clause (ii) if a Significant Take-out Date occurred during any of such three Collection Periods); (iii) as of any Reporting Date, the arithmetic mean of the Conduit Portfolio Delinquency Ratio for the three Collection Periods immediately preceding such Reporting Date is greater than 4.00% (provided, that no Early Amortization Event will occur under this clause (iii) if a Significant Take-out Date occurred during any of such three Collection Periods); (iv) as of any Reporting Date, the arithmetic mean of the Conduit Portfolio Deferral Ratio for the three Collection Periods immediately

- 7 - 153325876v6 preceding such Reporting Date is greater than 1.50% (provided, that no Early Amortization Event will occur under this clause (iv) if a Significant Take-out Date occurred during any of such three Collection Periods); (v) a Borrowing Base Deficiency exists that has not been cured for at least three Business Days; provided, that if such Borrowing Base Deficiency would not have occurred but for the occurrence of a Step-up Event, then no Early Amortization Event will occur under this clause (v) unless such Borrowing Base Deficiency continues to exist as of the Reporting Date that occurs during the third Collection Period after the Collection Period during which such Borrowing Base Deficiency first existed; (vi) a breach of any Financial Covenant (Lithia) or any Financial Covenant (DFC) has occurred; (vii) any Servicer Termination Event (other than a Servicer Termination Event of the type specified in subsections (l), (m), (n) or (o) of Section 7.13) occurs; (viii) a Termination Event has occurred; or (ix) a Material Adverse Change has occurred; provided, that any Early Amortization Event may be waived in a writing by the Consenting Lenders to the Borrower, with a copy to the Administrative Agent and the Servicer." "'Eligible Receivable' means, as of any date of determination, any Receivable (i) for which the related Receivable File is in the possession or 'control' (within the meaning of Section 9-105 of the UCC as then in effect in the relevant State) of the Collateral Custodian, (ii) which is identified on the Schedule of Receivables delivered by the Borrower to the Administrative Agent as part of a Funding Request and (iii) which satisfies each of the eligibility requirements set forth on Schedule B hereto, in each case as of such date of determination; provided, that no Receivable for which the related Contract is an Electronic Contract (A) that is initially sold to the Borrower pursuant to the Purchase Agreement on or after July 29, 2022 may at any time be an Eligible Receivable or (B) that was initially sold to the Borrower pursuant to the Purchase Agreement prior to July 29, 2022 may be an Eligible Receivable from and after August 28, 2022, unless in either case the Electronic Chattel Paper Condition has been satisfied with respect to the related Electronic Vault Provider for such Electronic Contract. For the avoidance of doubt, if the Electronic Chattel Paper Condition has been satisfied with respect to an Electronic Vault Provider, then the foregoing proviso shall no longer be of any force or effect with respect to Electronic Contracts for which such entity is the Electronic Vault Provider and no Receivable that would otherwise constitute an Eligible Receivable at any time thereafter shall fail to qualify as an Eligible Receivable solely due to the terms of such proviso."

- 8 - 153325876v6 "'Excess Concentration Amounts' means, as of any date of determination and without duplication, the sum of: (i) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the related Obligor has a billing address in the State with the highest concentration of Receivables by Obligor billing address as of such date minus (b) an amount equal to the product of (1) 43.0% times (2) the Eligible Pool Balance on such date; (ii) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the related Obligor has a billing address in the State with the second highest concentration of Receivables by Obligor billing address as of such date minus (b) an amount equal to the product of (1) 33.0% times (2) the Eligible Pool Balance on such date; (iii) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the related Obligor has a billing address in the State with the third highest concentration of Receivables by Obligor billing address as of such date minus (b) an amount equal to the product of (1) 23.0% times (2) the Eligible Pool Balance on such date; (iv) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the related Obligor has a billing address in any State other than those States accounted for in clauses (i), (ii), and (iii), above, minus (b) an amount equal to the product of (1) 20.0% times (2) the Eligible Pool Balance on such date; (v) without duplication, the sum of (a) the positive difference, if any, of (1) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the related Obligors had FICO Scores of less than 700 minus (2) the product of (A) 75.0% times (B) the Eligible Pool Balance as of such date plus (b) the positive difference, if any, of (1) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the related Obligors had FICO Scores of less than 620 minus (2) the product of (A) 17.5% times (B) the Eligible Pool Balance as of such date; (vi) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the related Obligors did not have a FICO Score or had a FICO Score of zero minus (b) the product of (1) 5.0% times (2) the Eligible Pool Balance as of such date; (vii) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the related Loan- to-Value Ratios were greater than 125% at the time of underwriting minus

- 9 - 153325876v6 (b) the product of (1) 30.0% times (2) the Eligible Pool Balance as of such date; (viii) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables that had original Principal Balances of greater than $40,000 minus (b) the product of (1) 60.0% times (2) the Eligible Pool Balance as of such date; (ix) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables which or on any prior date were (but which no longer are as of such date of determination) Serviced Portfolio Defaulted Receivables minus (b) the product of (1) 1.0% times (2) the Eligible Pool Balance as of such date; (x) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the related Financed Vehicle was a Used Vehicle at the time such Receivable was originated minus (b) the product of (1) 80.0% times (2) the Eligible Pool Balance as of such date; (xi) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the original term to maturity was more than 75 months minus (b) the product of (1) 27.5% times (2) the Eligible Pool Balance as of such date; (xii) the aggregate Adjusted Principal Balance of the Eligible Receivables that had FICO Scores of less than 665 at the time of their underwriting that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average FICO Score of all Eligible Receivables (excluding Receivables that do not have a FICO Score or have a FICO Score of zero) to 665, with such weighted average calculated using the FICO Score of each such Receivable at the time of its underwriting; (xiii) the aggregate Adjusted Principal Balance of the Eligible Receivables that had Loan-to-Value Ratios at the time of their underwriting of greater than 118% that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average Loan-to- Value Ratio of all Eligible Receivables at the time of their underwriting to equal 118%; (xiv) the aggregate Adjusted Principal Balance of the Eligible Receivables that had Payment-to-Income Ratios of greater than 12.0% at the time of their underwriting that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average Payment-to-Income Ratios of all Eligible Receivables at the time of their underwriting to equal 12.0%;

- 10 - 153325876v6 (xv) the aggregate Adjusted Principal Balance of the Eligible Receivables that had Debt-to-Income Ratios of greater than 37.5% at the time of their underwriting that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average Debt-to- Income Ratio of all Eligible Receivables at the time of their underwriting to equal 37.5%; and (xvi) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the related Financed Vehicle had an odometer reading of more than 125,000 miles at the time such Receivable was originated minus (b) the product of (1) 2.0% times (2) the Eligible Pool Balance as of such date." "'Excess Spread' means as of any date of determination, either: (i) with respect to any Receivable that is a Prime Receivable, the difference of (a) the weighted average APR of all Prime Receivables that are Eligible Receivables as of such date (weighted by the Principal Balance of such Eligible Receivables) minus (b) the Servicing Fee Rate minus (c) the Program Fee Rate minus (d) the Weighted Average Hedge Rate as of such date minus (e) the Backup Servicing Fee Rate; (ii) with respect to any Receivable that is a Near Prime Receivable, the difference of (a) the weighted average APR of all Near Prime Receivables that are Eligible Receivables as of such date (weighted by the Principal Balance of such Eligible Receivables) minus (b) the Servicing Fee Rate minus (c) the Program Fee Rate minus (d) the Weighted Average Hedge Rate as of such date minus (e) the Backup Servicing Fee Rate; or (iii) with respect to any Receivable that is a Subprime Receivable, the difference of (a) the weighted average APR of all Subprime Receivables that are Eligible Receivables as of such date (weighted by the Principal Balance of such Eligible Receivables) minus (b) the Servicing Fee Rate minus (c) the Program Fee Rate minus (d) the Weighted Average Hedge Rate as of such date minus (e) the Backup Servicing Fee Rate." "'Excess Spread (Adjusted)' means, as of any date of determination, either: (i) with respect to any Receivable that is a Prime Receivable, the difference of (a) the percentage equivalent of a fraction, (1) the numerator of which equals the sum of (A) for each Eligible Receivable that is a Prime Receivable that has an APR that is less than the related Required Rate, the product of (x) the Adjusted Principal Balance of such Eligible Receivable as of such date times (y) the related Required Rate plus (B) for each Eligible Receivable that is a Prime Receivable that has an APR that is greater than or equal to the related Required Rate, the product of (x) the Adjusted Principal Balance of such Eligible Receivable as of such date

- 11 - 153325876v6 times (y) the APR of such Eligible Receivable and (2) the denominator of which is the sum of the Adjusted Principal Balances as of such date of all Eligible Receivables that are Prime Receivables minus (b) the Servicing Fee Rate minus (c) the Program Fee Rate minus (d) the Weighted Average Hedge Rate as of such date minus (e) the Backup Servicing Fee Rate; (ii) with respect to any Receivable that is a Near Prime Receivable, the difference of (a) the percentage equivalent of a fraction, (1) the numerator of which equals the sum of (A) for each Eligible Receivable that is a Near Prime Receivable that has an APR that is less than the related Required Rate, the product of (x) the Adjusted Principal Balance of such Eligible Receivable as of such date times (y) the related Required Rate plus (B) for each Eligible Receivable that is a Near Prime Receivable that has an APR that is greater than or equal to the related Required Rate, the product of (x) the Adjusted Principal Balance of such Eligible Receivable as of such date times (y) the APR of such Eligible Receivable and (2) the denominator of which is the sum of the Adjusted Principal Balances as of such date of all Eligible Receivables that are Near Prime Receivables minus (b) the Servicing Fee Rate minus (c) the Program Fee Rate minus (d) the Weighted Average Hedge Rate as of such date minus (e) the Backup Servicing Fee Rate; or (iii) with respect to any Receivable that is a Subprime Receivable, the difference of (a) the percentage equivalent of a fraction, (1) the numerator of which equals the sum of (A) for each Eligible Receivable that is a Subprime Receivable that has an APR that is less than the related Required Rate, the product of (x) the Adjusted Principal Balance of such Eligible Receivable as of such date times (y) the related Required Rate plus (B) for each Eligible Receivable that is a Subprime Receivable that has an APR that is greater than or equal to the related Required Rate, the product of (x) the Adjusted Principal Balance of such Eligible Receivable as of such date times (y) the APR of such Eligible Receivable and (2) the denominator of which is the sum of the Adjusted Principal Balances as of such date of all Eligible Receivables that are Subprime Receivables minus (b) the Servicing Fee Rate minus (c) the Program Fee Rate minus (d) the Weighted Average Hedge Rate as of such date minus (e) the Backup Servicing Fee Rate." "'Fee Letter' means the "Second Amended and Restated Fee Letter", dated as of the July 29, 2022, among the Borrower, the initial Servicer and the Administrative Agent, setting forth, among other things, the Program Fee Rate, the Structuring Fee, the Supplemental Structuring Fee Rate, the Applicable Margin, the Credit Adjustment, and the Unused Commitment Fee Rate." "'Financial Covenants (DFC)' means each of: (i) DFC's Tangible Net Worth for the most recently ended fiscal quarter shall at least equal (a) on or prior to June 29, 2023, $300,000,000,

- 12 - 153325876v6 (b) from and including June 30, 2023 and through and including December 30, 2023, $330,000,000, (c) from and including December 31, 2023 and through and including June 29, 2024, $375,000,000, and (d) from and including June 30, 2024 and on all dates thereafter, $525,000,000; and (ii) DFC's Debt-to-Equity Ratio for the most recently ended fiscal quarter shall not exceed 7.50 to 1.0." "'Floor' means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the CP Rate or Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of the CP Rate or Adjusted Daily Simple SOFR shall be 0%." "'Interest' means, for any Interest Period and each Loan outstanding during such Interest Period, interest on the Principal Amount of such Loan computed pursuant to Sections 2.05(b) and 2.05(d); provided, that (i) no provision of this Agreement shall require or permit the collection of Interest in excess of the Maximum Lawful Rate and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason." "'Overnight Bank Funding Rate' means, for any date, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB's Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate." "'Reference Time' means, with respect to any setting of the then-current Benchmark, (i) if such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting or (ii) if such Benchmark is not Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion." "'Relevant Governmental Body' means the Federal Reserve Board and/or the NYFRB, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto." "'Required Overcollateralization Percentage' means, as of any date, (i) with respect to Prime Receivables, either (a) on any date of determination as of which no Step-up Event (Prime) has occurred and is continuing, 12.00% or (b) on any date of determination as of which a Step-up Event (Prime) has occurred and is continuing, 17.00%, (ii) with respect to Near Prime Receivables, either (a) on any date of determination as of which no Step-up Event (Non-Prime) has occurred and is continuing, 20.00% or (b) on any date of determination as of which as Step-up Event (Non-Prime) has occurred and is continuing, 25.00%, and (iii) with respect to Subprime Receivables, either (a) on any date of determination as of which no Step-up Event (Non-Prime) has occurred and is continuing, 30.00% or (b) on any

- 13 - 153325876v6 date of determination as of which as Step-up Event (Non-Prime) has occurred and is continuing, 35.00%." "'Required Rate' means, as of any date and any Eligible Receivable, the sum of (i) the Weighted Average Hedge Rate as of such date plus (ii) the Program Fee Rate as of such date plus (iii) the Servicing Fee Rate plus (iv) the Backup Servicing Fee Rate plus (v) the greater of (a) zero percent (0.00%) and (b) the percentage which will result in Excess Spread (Adjusted) that is at least equal to the related Target Rate." "Serviced Portfolio Net Loss Ratio (Non-Prime)" means, with respect to any date of determination, the product of (i) the percentage equivalent of a fraction, (a) the numerator of which is the difference of (1) the aggregate Principal Balance of all Non-Prime Serviced Portfolio Receivables that became Serviced Portfolio Defaulted Receivables during the most recently completed Collection Period minus (2) all Recoveries received during such Collection Period with respect to Non- Prime Serviced Portfolio Receivables and (b) the denominator of which is the aggregate Principal Balance of all Non-Prime Serviced Portfolio Receivables as of the first day of such Collection Period times (ii) twelve. For purposes of this definition, the 'Principal Balance,' 'Recoveries,' and 'Collections' for each Non- Prime Serviced Portfolio Receivable that is not a Receivable shall be determined as if it were a "Receivable" for purposes of all related defined terms. "Serviced Portfolio Net Loss Ratio (Prime)" means, with respect to any date of determination, the product of (i) the percentage equivalent of a fraction, (a) the numerator of which is the difference of (1) the aggregate Principal Balance of all Prime Serviced Portfolio Receivables that became Serviced Portfolio Defaulted Receivables during the most recently completed Collection Period minus (2) all Recoveries received during such Collection Period with respect to Prime Serviced Portfolio Receivables and (b) the denominator of which is the aggregate Principal Balance of all Prime Serviced Portfolio Receivables as of the first day of such Collection Period times (ii) twelve. For purposes of this definition, the 'Principal Balance,' 'Recoveries,' and 'Collections' for each Prime Serviced Portfolio Receivable that is not a Receivable shall be determined as if it were a "Receivable" for purposes of all related defined terms. "'SOFR' means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator." "'Step-up Event' means the occurrence as of any Reporting Date of any of the following events:: (i) the arithmetic mean of the Serviced Portfolio Net Loss Ratio (Prime) for the three previous Collection Periods is greater than 3.50%; (ii) the arithmetic mean of the Conduit Portfolio Net Loss Ratio (Prime) for the three previous Collection Periods is greater than 3.00% (provided, that no Step-up Event will occur under this clause (ii) if a

- 14 - 153325876v6 Significant Take-out Date occurred during any of such three Collection Periods); (iii) the arithmetic mean of the Serviced Portfolio Net Loss Ratio (Non-Prime) for the three previous Collection Periods is greater than 6.00%; (iv) the arithmetic mean of the Conduit Portfolio Net Loss Ratio (Non-Prime) for the three previous Collection Periods is greater than 5.00% (provided, that no Step-up Event will occur under this clause (iv) if a Significant Take-out Date occurred during any of such three Collection Periods); (v) the arithmetic mean of the Serviced Portfolio Delinquency Ratio for the three previous Collection Periods is greater than 3.50%; or (vi) the arithmetic mean of the Conduit Portfolio Delinquency Ratio for the three previous Collection Periods is greater than 3.00% (provided, that no Step-up Event will occur under this clause (vi) if a Significant Take-out Date occurred during any of such three Collection Periods); Any Step-up Event that occurs will be deemed to be continuing until the earlier of (a) the first Reporting Date on which none of the events described above exists or (b) the effective date of any waiver that is provided by the Consenting Lenders with respect to the related Step-up Event." "'Stop-Funding Event' means the occurrence of any of the following: (i) as of any Reporting Date, the arithmetic mean of the Serviced Portfolio Delinquency Ratio for the three previous Collection Periods is greater than 4.50%; (ii) as of any Reporting Date, the arithmetic mean of the Serviced Portfolio Net Loss Ratio (Prime) for the three previous Collection Periods is greater than 5.00%; (iii) as of any Reporting Date, the arithmetic mean of the Serviced Portfolio Net Loss Ratio (Non-Prime) for the three previous Collection Periods is greater than 7.00%; (iv) either (a) no Backup Servicing Agreement has been executed and become effective by the date required by Section 7.09(a) or (b) after the date on which the Borrower initially enters into a Backup Servicing Agreement, such Backup Servicing Agreement is thereafter terminated without the consent of the Required Lenders; or (v) the Servicer has not received written confirmation from the Administrative Agent on or prior to November 30, 2022 that either (A) in

- 15 - 153325876v6 the commercially reasonable judgment of the Administrative Agent, any arrangement that is then in place and that provides the Administrative Agent, on behalf of the lenders, with protections relating to Collections prior to their deposit to the Collection Account is sufficient to provide the Administrative Agent and the Lenders with substantially similar protections, or a substantially similar level of protections, with respect to Collections as they had prior to the termination of the Amended and Restated Blocked Account Control Agreement, dated as of December 31, 2020, by and among DFC, the Administrative Agent, and the Lockbox Bank (provided, that the Administrative Agent acknowledges and agrees that entry by the Servicer into one or more commercially reasonable agreements that together (1) appoint a 'collateral agent' (or similarly named party) who is reasonably acceptable to the Administrative Agent, (2) who has 'control' (within the meaning of the UCC as then in effect in the relevant State) of the Lockbox Account and any other account or accounts into which Collections are then being deposited prior to their deposit to the Collection Account, on behalf of all parties who, from time to time, have interests in amounts on deposit in the Lockbox Account and any such other account or accounts (including the Administrative Agent and the Lenders with respect to Collections while on deposit in the Lockbox Account or such other account or accounts), and (3) contain intercreditor provisions governing all such interestholders' rights with respect to the respective deposits in which each has an interest, will be deemed to be an arrangement that provides substantially similar protections, or a substantially similar level of protections, with respect to Collections as required by this subclause (A)) or (B) the Administrative Agent has, in its sole discretion, waived the requirement to implement arrangements of the type described in clause (A). Any Stop-Funding Event that occurs will be deemed to be continuing until the earlier of (a) either (1) with respect to the Stop-Funding Events set forth in clauses (i), (ii) and (iii), the first Reporting Date on which none of the events described in such clauses exists, (2) with respect to the Stop-Funding Event set forth in clause (iv), the first date thereafter on which a Backup Servicing Agreement becomes effective in accordance with the terms of this Agreement or (b) the effective date of any waiver that is provided by the Required Lenders with respect to the related Step-up Event, or (3) with respect to the Stop-Funding Event set forth in clause (v), the first date thereafter on which the requirements of subclause (A) or (B) thereof are satisfied."

- 16 - 153325876v6 (b) Section 1.01 (Definitions) is further amended by adding the following definitions of "Adjusted Daily Simple SOFR," "Credit Adjustment," "Early Adoption Increased Costs," "Early Adoption Increased Costs Representation," "Electronic Chattel Paper Condition," "Electronic Contract," "Electronic Vault," "Electronic Vault Provider," Electronic Vault Services Agreement," "Electronic Vault System," "Fully Hedged," "Hedge Reserve Account," "Hedge Reserve Account Required Amount," "Mandatory Hedging Condition," "SOFR Determination Date," "SOFR Rate Day," "Tangible Contract," "Target Rate," and "U.S. Government Securities Business Day" thereto in appropriate alphabetical order: "'Adjusted Daily Simple SOFR' means an interest rate per annum equal to (i) the Daily Simple SOFR plus (ii) the Credit Adjustment." "'Credit Adjustment' has the meaning given to such term in the Fee Letter." "'Early Adoption Increased Costs' has the meaning given to such term in Section 2.10." "'Early Adoption Increased Costs Representation' has the meaning given to such term in Section 2.10." "'Electronic Chattel Paper Condition' means, with respect to any Receivable, the Contract of which is an Electronic Contract, the satisfaction of the following conditions: (i) delivery to the Administrative Agent of a legal opinion in a form reasonably acceptable to the Administrative Agent from a nationally recognized law firm to the effect that, as a legal matter, the Collateral Custodian has 'control' (within the meaning of Section 9-105 of the UCC as then in effect in the relevant State) of each Electronic Contract pledged to the Administrative Agent pursuant to this Agreement, in accordance with the related documents and procedures described in such legal opinion and with respect to the applicable Electronic Vault System and (ii) written approval by the Administrative Agent of the related Electronic Vault Provider in connection therewith." "'Electronic Contract' means a Contract that constitutes ‘electronic chattel paper’ (under and as defined in Article 9 of the UCC as then in effect in the relevant State) evidencing any Receivable." "'Electronic Vault' means the electronic vault wherein custody of Electronic Contracts shall be maintained in electronic form through a third-party Electronic Vault Provider that enables electronic contracting pursuant to the related Electronic Vault Services Agreement." "'Electronic Vault Provider' means a third-party provider of the technology platform on which the Electronic Vault operates " "'Electronic Vault Services Agreement' means an agreement among the Collateral Custodian and an Electronic Vault Provider pursuant to which the Electronic Vault Provider maintains the related Electronic Vault."

- 17 - 153325876v6 "'Electronic Vault System' means the electronic vault system with characteristics reasonably acceptable to the Administrative Agent provided by the Electronic Vault Provider pursuant to the Electronic Vault Services Agreement that enables electronic contracting." "'Fully Hedged' means a condition that exists as of any date of determination if the aggregate notional amount under all Hedge Transactions as of such date is at least equal to 100% of the Loans Outstanding as of such date (after giving effect to any changes to the Loans Outstanding on such date)." "'Hedge Reserve Account' means a segregated account established by the initial Servicer, on behalf of the Borrower, with the Account Bank in the name of the Administrative Agent for the benefit of the Secured Parties, into which amounts may be deposited by the Borrower in accordance with Section 6.03(a) and which, at all times from and after the time of its establishment, will be subject to the Control Agreement" "'Hedge Reserve Account Required Amount' means, as of any date of determination on which the aggregate notional amount of all outstanding Hedge Transactions is less than the Loans Outstanding (after giving effect to any changes to the Loans Outstanding on such date), an amount equal to the product of (i) 110% times (ii) the quoted purchase price from any Lender, any Agent, or any Affiliate of any Lender or Agent (which price shall be reasonably determined based on prevailing market conditions and such Lender or Agent's pricing of caps of a similar size, duration and cap rate) most recently received by the Borrower (or the Servicer on behalf of the Borrower) pursuant to Section 6.03(a)(ii) hereof (which quote shall, for purpose of this definition, continue in effect until the next succeeding date on which such a quote is received pursuant to Section 6.03(a)(ii) hereof), for an interest rate cap (A) that has a notional amount, duration, and amortization that is agreed upon by the Borrower and the Administrative Agent for such date and (B) the cap rate for which is the maximum cap rate that would cause the Excess Spread to equal the 'Average Target Rate' if a Hedge Transaction in the form of an interest rate cap having such strike rate and having the notional amount referenced in clause (A) was included in the calculation of 'Weighted Average Hedge Rate' on such date. For purposes of this definition, the 'Average Target Rate' as of any date of determination is the weighted average Target Rate of all Eligible Receivables (weighted by the Principal Balance of such Eligible Receivables)." "'Mandatory Hedging Condition' means that, as of any date of determination, one or more of the following events has occurred and the occurrence of a Mandatory Hedging Condition has not been expressly waived in accordance with Section 13.01 (regardless of whether any such event, or any other consequences of such event, have been waived, either in accordance with Section 13.01 or otherwise): (i) any Event of Default has occurred; (ii) any Servicer Termination Event has occurred; and (iii) the Commitment Termination Date occurs."

- 18 - 153325876v6 "'SOFR Determination Date' has the meaning given to such term in the definition of 'Daily Simple SOFR.'" "'SOFR Rate Day' has the meaning given to such term in the definition of 'Daily Simple SOFR.'" "'Tangible Contract' means a Contract that constitutes 'tangible chattel paper' (under and as defined in the UCC as then in effect in the relevant State) evidencing any Receivable." "'Target Rate' means (i) with respect to any Prime Receivable, 0.00%, (ii) with respect to any Near Prime Receivable, 3.00%, and (iii) with respect to any Subprime Receivable, 7.50%." "'U.S. Government Securities Business Day' means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities." (c) Section 1.01 (Definitions) is further amended by deleting the definitions of "Adjusted Eurodollar Rate," "Available Tenor," "Early Opt-in Election," "Eurodollar Reserve Percentage," "FCA," "Interpolated Rate," "LIBOR," "Term SOFR," "Term SOFR Notice," and "Term SOFR Transition Event" therefrom. (d) Section 2.05 (Payments) is deleted in its entirety and is replaced with the following: "Section 2.05. Payments. (a) Each Loan shall bear interest at a rate per annum calculated in accordance with this Section 2.05. (b) Interest computed by reference to Daily Simple SOFR hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. (c) The Borrower shall pay Interest on the unpaid Principal Amount of each Loan for the period from the related Funding Date until the

- 19 - 153325876v6 date that such Loan shall be paid in full. Interest shall accrue during each Interest Period and be payable on the Loans Outstanding on each Payment Date in accordance with Section 2.06. (d) The principal of and Interest on the Loans shall be paid as provided herein. In the case of Loans owned by an Agent as agent for its Lender Group, such Agent shall allocate to the members of its Lender Group each payment in respect of the Loans received by such Agent as provided herein. Payments in respect of principal and Interest (including pursuant to Section 2.13) shall be allocated and applied to Owners of such Loan based on their respective Invested Percentages, or in any such case in such other proportions as each affected Lender may agree upon in writing from time to time with such Agent and the Borrower; provided, that from and after the Commitment Termination Date for each Dissenting Lender until the earlier to occur of (i) the Termination Date and (ii) the date on which the aggregate amount of payments in reduction of Loans Outstanding made after the date of the occurrence of the related Partial Expiration Event equals the Partial Expiration Event Amount, except as otherwise provided in Section 2.07, payments pursuant to Section 2.07(vi)(B) in reduction of the Partial Expiration Event Amount shall be allocated and applied to Non-Extending Lenders pro rata based on their respective Lender Percentages as of the date of the related Partial Expiration Event. (e) The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.17(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including

- 20 - 153325876v6 direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. (f) At or before 3:00 p.m., New York City time, on the third Business Day prior to each Reporting Date, (i) each Lender shall notify the Agent for its Lender Group of (A) Daily Simple SOFR in effect for each day during the related Interest Period, and (B) if applicable, the date on which the Alternate Base Rate became applicable to its Invested Percentage of the Loans Outstanding or a portion thereof. At or before 5:00 p.m., New York City time, on the third Business Day prior to each Reporting Date, the Agents shall then notify the Borrower of all such rates. For such purposes, the Agents may rely conclusively on notices from Lenders as to the interest rate or rates from time to time applicable to their respective Invested Percentage of the Loans Outstanding. Each determination by a Lender of Daily Simple SOFR pursuant to this Agreement shall be conclusive and binding on the Lenders, each Agent, the Borrower, the Servicer, and the Collateral Custodian, in the absence of manifest error. (g) Notwithstanding any other provision of this Agreement or the other Basic Documents, if at any time the rate of interest payable by any Person under the Basic Documents exceeds the Maximum Lawful Rate, then, so long as the Maximum Lawful Rate would be exceeded, such rate of interest shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest so payable is less than the Maximum Lawful Rate, such Person shall continue to pay Interest at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total Interest that would have been received had Applicable Law not limited the interest rate so payable. In no event shall the total Interest received by a Lender under this Agreement and the other Basic Documents exceed the amount which such Lender could lawfully have received, had the Interest due been calculated from the Closing Date at the Maximum Lawful Rate." (e) Section 2.08 (Collections and Allocations; Investment of Funds) is amended by deleting clause (d) thereof in its entirety and replacing it with the following: "(d) To the extent there are uninvested amounts on deposit in the Collection Account or the Hedge Reserve Account, such amounts shall be invested in Permitted Investments that mature no later than the Business Day before the next Payment Date, which Permitted Investments shall be selected (i) prior to the occurrence of any Termination Event, by the Borrower or (ii) from and after the occurrence of any Termination Event, by the Administrative Agent. Absent the written instruction of the Borrower or the Administrative Agent, the Account Bank shall invest funds on deposit in the Collection Account and the Hedge Reserve Account in Permitted Investments described in clause (v) of the definition thereof. No

- 21 - 153325876v6 Permitted Investment may be purchased at a premium. Any earnings (and losses) on the foregoing investments shall be for the account of the Borrower. (e) At any time that any amounts are on deposit in the Hedge Reserve Account, (i) the Administrative Agent may, in its sole discretion, enter into one or more Hedge Transactions on behalf of the Borrower in the form of interest rate cap transactions, any up-front payments related to which will be paid with amounts that are withdrawn from the Hedge Reserve Account or (ii) if a Mandatory Hedging Condition exists, the Borrower may elect to withdraw amounts that are on deposit in the Hedge Reserve Account in order to fund any up-front payments that it is required to pay under Hedge Transactions that it enters into in order to ensure that it is Fully Hedged. With respect to any Hedge Transaction entered into by the Administrative Agent pursuant to clause (i), the Administrative Agent shall provide a copy of all applicable documentation related to such Hedge Transaction to the Borrower and the Servicer. (f) If on any Payment Date no Termination Event or Unmatured Termination Event has occurred and is continuing, then if the amount on deposit in the Hedge Reserve Account is greater than the Hedge Reserve Account Required Amount as of such Payment Date, the initial Servicer may withdraw such excess amount and pay such amount to, or at the direction of, the Borrower. Furthermore, any amounts remaining on deposit in the Hedge Reserve Account (i) while a Mandatory Hedging Condition exists and (ii) at any time that the Borrower is Fully Hedged, may be withdrawn from the Hedge Reserve Account by the initial Servicer and paid to, or as directed by, the Borrower." (f) Section 2.17 (Alternate Rate of Interest) is deleted in its entirety and is replaced with the following: "Section 2.17. Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d) and (e) of this Section 2.17, if: (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR or Daily Simple SOFR; or (ii) the Administrative Agent is advised by the Required Lenders that at any time, the applicable Adjusted Daily Simple SOFR or Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

- 22 - 153325876v6 then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark, the Loans shall bear interest at the Alternate Base Rate. (b) Notwithstanding anything to the contrary herein or in any other Basic Document (and any Hedging Agreements shall be deemed not to be a 'Basic Document' for purposes of this Section 2.17), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then- current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Basic Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Basic Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. (c) Notwithstanding anything to the contrary herein or in any other Basic Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Basic Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Basic Document. (d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Basic Document, except, in each case, as expressly required pursuant to this Section 2.17. (e) Upon the Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period, and at all times during the

- 23 - 153325876v6 continuation of a Benchmark Unavailability Period, the Loans will bear interest at the Alternate Base Rate. (f) Notwithstanding anything to the contrary herein or in any other Basic Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of 'Interest Period' for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of 'Interest Period' for all Benchmark settings at or after such time to reinstate such previously removed tenor." (g) Section 3.01 (Collateral) is amended by deleting subclause (v) from clause (a) thereof in its entirety and replacing it with the following: "(v) subject to the Control Agreement, the Borrower's rights to the Collection Account and the Hedge Reserve Account;" (h) Section 6.03 (Covenant of the Borrower Relating to Hedging) is deleted in its entirety and is replaced with the following: "Section 6.03 Covenants of the Borrower Relating to Hedging. (a) Beginning on the date that is thirty days after the date of the Initial Loan, the Borrower shall at all times that the Loans Outstanding are greater than zero, (i) maintain one or more Hedge Transactions in form and substance satisfactory to the Administrative Agent, each of which may be in the form of an interest rate swap or an interest rate cap transaction and/or (ii) maintain amounts on deposit in the Hedge Reserve Account, in all cases to ensure that either (x) the Borrower is Fully Hedged or (y) if the Borrower is not Fully Hedged, the Hedge Reserve Account has been established and an amount not less than the Hedge Reserve Account Required Amount is on deposit therein at all times thereafter; provided, that if on any date any Mandatory Hedging Condition exists, then within two (2) Business Days of such date the Borrower must be Fully Hedged, and the Borrower must remain Fully Hedged at all times thereafter while a Mandatory Hedging Condition exists, regardless of whether any amounts are then on deposit in

- 24 - 153325876v6 the Hedge Reserve Account. If at any time the Hedge Reserve Account Required Amount is greater than zero, then (A) no later than three Business Days prior to each Funding Date and no later than three Business Days prior to each Payment Date the Borrower (or the initial Servicer on behalf of the Borrower) shall obtain a quote for the purchase price of an interest rate cap that allows it to recalculate the Hedge Reserve Account Required Amount on such date and (B) beginning on the related Funding Date or Payment Date, as applicable, such quote shall be used to determine the 'Hedge Reserve Account Required Amount' until the next succeeding Funding Date or Payment Date, as applicable. It is acknowledged and agreed that any Hedge Transaction entered into by the Administrative Agent on behalf of the Borrower pursuant to Section 2.08(f) shall be deemed to have been entered into by the Borrower for purposes of Borrower’s obligations under this Section 6.03(a). (b) Each Hedge Transaction shall be entered into with a Hedge Counterparty and be governed by a Hedging Agreement. Any Hedge Transaction that is in the form of an interest rate swap shall provide for the payment on each Payment Date to the Hedge Counterparty of an amount calculated by reference to the notional amount thereunder and a fixed rate of interest per annum and for the payment on each Payment Date to the Borrower of an amount calculated by reference to the same notional amount thereunder and a floating rate of interest (per annum equal to SOFR or a related rate), in each case for each day during the related Interest Period. Furthermore, the notional amount of each such Hedge Transaction shall amortize monthly based on an assumed 'ABS Rate' agreed upon by the Borrower and the Administrative Agent, (ii) the 'Termination Events' and 'Events of Default' that are applicable under each such Hedge Transaction shall have been approved by the Required Lenders to the Administrative Agent prior to the effectiveness of such Hedge Transaction, and (iii) each such Hedge Transaction shall have a final maturity date reflecting the expected repayment of the Receivables, taking into account anticipated losses and prepayments. If a Hedge Counterparty, other than a Hedge Counterparty as defined in clause (i) of the definition thereof, met the Short- Term Ratings Requirement and/or the Long-Term Ratings Requirement at the time the related Hedge Transaction was entered into and is downgraded or has any ratings withdrawn such that it no longer meets the Short-Term Ratings Requirement and/or the Long-Term Ratings Requirement, as applicable, then within thirty (30) days of the related downgrade or withdrawal either (A) the Borrower must enter into a new Hedging Agreement or (B) the Hedge Counterparty must post collateral pursuant to a credit support annex in an amount satisfactory to the Required Lenders. (c) If on any date any Hedge Transactions are in the form of interest rate swaps and the aggregate notional amount under all outstanding Hedge Transactions as of such date is either (x) less than 95% of the Loans Outstanding as of such date (after giving effect to any changes to the Loans

- 25 - 153325876v6 Outstanding on such date) or (y) more than 105% of the Loans Outstanding as of such date (after giving effect to any changes to the Loans Outstanding on such date), then on the related 'Adjustment Date' (which shall be either such date (if such date is a Payment Date) or otherwise the next Business Day after such date that is a Payment Date), the Administrative Agent may direct the Borrower to enter into one or more Hedge Transactions, increase the notional amount of one or more Hedge Transactions, or decrease the notional amount of one or more Hedge Transactions, in all cases as necessary such that immediately thereafter the aggregate notional amount under all Hedge Transactions is neither (I) less than 95% of the Loans Outstanding as of the Adjustment Date (after giving effect to any changes to the Loans Outstanding on such date) nor (II) more than one 105% of the Loans Outstanding as of the Adjustment Date (after giving effect to any changes to the Loans Outstanding on such date). (d) The Borrower shall establish and thereafter maintain a segregated trust account in the name of the Borrower with respect to each Hedge Counterparty (each, a 'Hedge Counterparty Collateral Account;) with a Qualified Institution in trust and for the benefit of the Lenders and the related Hedge Counterparty. In the event that pursuant to the terms of the applicable Hedging Agreement, the related Hedge Counterparty is required to deposit cash or securities as collateral to secure its obligations ('Posted Collateral'), the Borrower shall deposit all Posted Collateral received from the Hedge Counterparty into the Hedge Counterparty Collateral Account. All sums on deposit and securities held in any Hedge Counterparty Collateral Account shall be used only for the purposes set forth in the related credit support annex ('Credit Support Annex') to the Hedging Agreement. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, a Hedge Counterparty Collateral Account shall be (i) for application to the obligations of the applicable Hedge Counterparty under the related Hedging Agreement in accordance with the terms of the related Credit Support Annex and (ii) to return collateral to the Hedge Counterparty when and as required by the Credit Support Annex. Amounts on deposit in each Hedge Counterparty Collateral Account shall be invested at the written direction of the related Hedge Counterparty, and all investment earnings actually received on amounts on deposit in a Hedge Counterparty Collateral Account or distributions on securities held as Posted Collateral shall be distributed to the related Hedge Counterparty in accordance with the terms of the related Credit Support Annex. Any amounts applied by the Borrower to the obligations of the Hedge Counterparty under the Hedging Agreement in accordance with the terms of the Credit Support Annex shall be deposited in the Collection Account and applied in accordance with Section 2.06 of this Agreement. The Borrower agrees to give the Hedge Counterparty prompt notice if it obtains knowledge that the Hedge Counterparty Collateral Account or any funds on deposit therein or otherwise to the credit of the Hedge Counterparty Collateral Account, shall or have become subject

- 26 - 153325876v6 to any writ, order, judgment, warrant of attachment, execution or similar process. (e) Within 30 days after the occurrence of any event defined as an "Event of Default" or "Termination Event" in a Hedging Agreement, the Borrower shall cause such Hedge Counterparty to assign its obligations under the Hedging Agreement to a new Hedge Counterparty which satisfies the requirements set forth in the definition of "Hedge Counterparty." (f) The Borrower shall deliver to the Administrative Agent a copy of all documents related to any Hedging Agreement, including confirmations, schedules and an aggregate notional amortization schedule. (g) All reasonably documented out-of-pocket costs and expenses (including reasonable legal fees and disbursements) incurred by the Administrative Agent and the Lenders incurred with each Hedge Transaction shall be paid by the Borrower. (h) As additional security hereunder, the Borrower has granted a security interest to the Administrative Agent all right, title and interest of the Borrower in the Hedge Collateral. The Borrower acknowledges that, as a result of that pledge, the Borrower may not, without the prior written Consent of the Administrative Agent, exercise any rights under any Hedging Agreement or Hedge Transaction, except for the Borrower's right under any Hedging Agreement to enter into Hedge Transactions in order to meet the Borrower's obligations hereunder. Nothing herein shall have the effect of releasing the Borrower from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of any Secured Party for the performance by the Borrower of any such obligations." (i) Section 6.05 (Negative Covenants of the Servicer) is amended by deleting clause (f) thereof in its entirety and replacing it with the following: "(f) [Reserved].” (j) Section 7.03 (Duties of the Servicer) is amended by adding the following clause (j) immediately following clause (i) thereof: "(j) Control of Electronic Contracts. The Servicer, in its capacity as Collateral Custodian, shall at all times maintain 'control' (within the meaning of the UCC as then in effect in the relevant State) of the Electronic Contracts. Neither the Collateral Custodian nor the Borrower will communicate, or permit any custodian or vaulting agent thereof to communicate, an authoritative copy of any Electronic Contract to any Person other than the Electronic Vault Provider, the Servicer, the Borrower or the Administrative Agent."

- 27 - 153325876v6 (k) Section 7.07 (Reports and Audit) is amended by deleting clause (a) thereof in its entirety and replacing it with the following: "(a) Monthly Reports. On each Reporting Date, the Servicer will provide to the Borrower, the Administrative Agent, the Backup Servicer and, to the extent requested or required by a Hedge Counterparty, such Hedge Counterparty, a Monthly Report. No such Monthly Report is required to have been executed by a Responsible Officer unless such Monthly Report is delivered on a Funding Date." (l) Section 7.13 (Servicer Termination Events) is amended by deleting clauses (l), (m), (n), and (o) thereof in their entirety and replacing them, respectively, with the following: "(l) as of any Reporting Date, the arithmetic mean of the Serviced Portfolio Delinquency Ratio for the three previous Collection Periods is greater than 6.00%;" "(m) as of any Reporting Date, the arithmetic mean of the Serviced Portfolio Net Loss Ratio (Prime) for the three previous Collection Periods is greater than 6.00%;" "(n) as of any Reporting Date, the arithmetic mean of the Serviced Portfolio Net Loss Ratio (Non-Prime) for the three previous Collection Periods is greater than 8.50%;" "(o) as of any Reporting Date, the arithmetic mean of the Serviced Portfolio Deferral Ratio for the three previous Collection Periods is greater than 2.00%; or" (m) Section 7.18 (Duties of Collateral Custodian) is amended by deleting clause (b) thereof in its entirety and replacing it with the following: "(b) Maintenance of and Access to Records. The Collateral Custodian shall maintain each Receivable File at one of the locations specified in Schedule D or, if a material portion of the Receivables Files are to be held in any other location, the Collateral Custodian will provide 30 days' prior written notice thereof to the Administrative Agent, each Agent and each Lender. The Collateral Custodian may temporarily move individual Receivable Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures. The Collateral Custodian shall make available to the Secured Parties or their duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files, the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as any Secured Party shall reasonably request."

- 28 - 153325876v6 (n) Section 7.18 (Duties of Collateral Custodian) is further amended by inserting a new clause (h) immediately following clause (g) thereof "(h) Delegation of Duties. (i) The Collateral Custodian may perform any of its duties through one or more custodial agents without the consent of any Person, except as set forth in clause (iii) below. No such delegation will relieve the Collateral Custodian of its responsibilities with respect to such duties and the Collateral Custodian will remain primarily responsible with respect to such duties, and the Collateral Custodian acknowledges that it remains primarily responsible for the safeguarding of all such Receivable Files and shall be liable for any acts or omissions of such custodial agents while acting on its behalf. The Collateral Custodian will be responsible for the fees of any such custodial agents. (ii) (A) With respect to the Electronic Contracts, the Collateral Custodian has engaged or may engage one or more an Electronic Vault Providers to hold such Electronic Contracts and (B) with respect to Tangible Contracts, the Collateral Custodian has engaged each of Record Xpress of California and Iron Mountain Information Management, LLC to act as a custodial agent to hold such signed documentation and other contents of the related Receivable File on its behalf. (iii) Upon termination of, or resignation by, any custodial agent or the appointment of any new custodial agent, the Collateral Custodian shall provide written notice of such termination, resignation or appointment to the Administrative Agent." (o) Section 8.01 (Termination Events) is amended by deleting subclauses (xiv), (xvii), (xviii), and (xix) from clause (a) thereof in their entirety and replacing them, respectively, with the following: "(xiv) (A) failure on the part of the Borrower (x) to establish one or more Hedge Transactions in fulfillment of the requirements set forth in Section 6.03 within thirty days of the date on which the Initial Loan is made hereunder or (y) at any time thereafter to both (1) maintain one or more Hedge Transactions having notional amounts which, in the aggregate, equal at least 100% of the Loans Outstanding and (2) cause an amount that is at least equal to the Hedge Reserve Account Required Amount to be on deposit in the Hedge Reserve Account; (B) failure on the part of the Borrower within thirty days of receiving direction from the Administrative Agent pursuant to Section 6.03(c) to enter into one or more Hedge Transactions, increase the notional amount of one or more Hedge Transactions, or decrease the notional amount of one or more Hedge Transactions, in each case as directed by the Administrative Agent and in the manner set forth in such Section 6.03(c); or (C) any other failure on the

- 29 - 153325876v6 part of the Borrower to maintain one or more Hedge Transactions in fulfillment of the requirements set forth in Section 6.03;" '"(xvii) as of any Reporting Date, if no Significant Take-out Date occurred during any of the three previous Collection Periods, the arithmetic mean of the Conduit Portfolio Net Loss Ratio (Prime) for such three previous Collection Periods is greater than 5.50%;" "(xviii) as of any Reporting Date, if no Take-out Date occurred during any of the three previous Collection Periods, the arithmetic mean of the Conduit Portfolio Net Loss Ratio (Non-Prime) for such three previous Collection Periods is greater than 7.50%; and" "(xix) as of any Reporting Date, if no Take-out Date occurred during any of the three previous Collection Periods, the arithmetic mean of the Conduit Portfolio Delinquency Ratio for such three previous Collection Periods is greater than 5.50%;" (p) Schedule A (Lender Supplement (JPMorgan Lender Group)) is amended by deleting the "Commitment" and "Mandatory Commitment" rows set forth therein in their entirety and replacing them, respectively, with the following: "Commitment: $1,000,000,000" "Mandatory Commitment: $700,000,000" (q) Schedule B (Eligible Receivable Criteria) is amended by deleting clauses 5, 6, 17 and 20 set forth therein in their entirety and replacing them, respectively, with the following: "5. which has a Principal Balance of at least $500 but not more than $100,000;" "6. which constitutes an 'account,' '"tangible chattel paper,' 'electronic chattel paper,' or a 'payment intangible' under and as defined in Article 9 of the UCC as then in effect in the relevant State;" "17. either (a) with respect to Receivables that are 'tangible chattel paper' under and as defined in Article 9 of the UCC as then in effect in the relevant State, (i) there is only one original executed copy of each Contract, (ii) such Contract is in the possession of the Collateral Custodian, (iii) such Contract has not been sold, transferred, assigned, or pledged by DFC to any Person other than the Borrower, and (iv) such Contract has not been stamped or otherwise marked to show any interest of any Person other than the Borrower; or (b) with respect to Receivables that are 'electronic chattel paper' under and as defined in Article 9 of the UCC as then in effect in the relevant

State, (i) there is only one authoritative copy of each Contract within the meaning of Article 9 of the UCC as then in effect in the relevant State, (ii) such authoritative copy is unique, identifiable, and unalterable (other than with the participation of the Collateral Custodian in the case of an addition or amendment of an identified assignee and other than a revision that is readily identifiable as an authorized or unauthorized revision), (iii) such authoritative copy has been communicated to and is maintained by or on behalf of the Custodian solely for the benefit of the Secured Parties, (iv) each copy of the authoritative copy and any copy of a copy are readily identifiable as copies that are not the authoritative copy, (v) the related Receivable was established in a manner such that all copies or revisions that add or change an identified assignee of the authoritative copy of such Contract must be made with the participation of the Custodian, (vi) the related Receivable was established in a manner such that all revisions of the authoritative copy of the Contract is readily identifiable as an authorized or unauthorized revision, and (vii) such authoritative copy communicated to the Collateral Custodian has no marks or notations indicating that it has been pledged, assigned, or otherwise conveyed to any person such Contract has not been sold, transferred, assigned or pledged by DFC to any Person other than the Borrower;"

"20. which at the time of underwriting did not have a Loan-to-Value Ratio of greater than 160%;"

(r) Schedule D (Location of Receivables Files) is amended by adding the following addresses thereto:

"Iron Mountain Information Management, LLC, at the following locations:

Building ID	Address	City	State	ZIP
F1	811 Route 33 OPM# 000738 RM	Freehold	NJ	07728
F2	811 Route 33 OPM# 000738 RM	Freehold	NJ	07728
F3	811 Route 33 OPM# 000738 RM	Freehold	NJ	07728
F7	811 Route 33	Freehold	NJ	07728
M1	26 South Middlesex Ave.	Monroe	NJ	08831
M2	26 South Middlesex Ave.	Monroe	NJ	08831
CR	12958 Midway Place	Cerritos	CA	90703
LP	5911 Fresca Dr.	La Palma	CA	90623
PC	8700 Mercury Lane	Pico Rivera	CA	90660
2A	218 W. Yard Rd.	Feura Bush	NY	12067
PG	Route 9W South	Port Ewen	NY	12466
2	4561 Oak Fair Blvd.	Tampa	FL	33610
5	4758 Oak Fair Blvd.	Tampa	FL	33610
BT	700 Burning Tree Rd.	Fullerton	CA	92833
1	6298 W 44th Ave.	Spokane	WA	99224

"

- 30 -

153325876v6

- 31 - 153325876v6 SECTION 2. Representations, Warranties and Confirmations. The Borrower hereby confirms that all representations and warranties made by it pursuant to Sections 5.01 and 5.02 of the Loan Agreement were true and correct as of the date as of which they were made and that it is in compliance with all covenants made by it pursuant to the Loan Agreement as of the date hereof. By its acknowledgment of this Amendment, DFC hereby confirms that all representations and warranties made by it pursuant to Section 5.03 of the Loan Agreement were true and correct as of the date as of which they were made and that it is in compliance with all covenants made by it pursuant to the Loan Agreement as of the date hereof. Furthermore, the Borrower and DFC each hereby represents and warrants as to itself that: (a) It has the power to execute, deliver and perform this Amendment and the transactions contemplated hereby. (b) The execution and delivery of this Amendment and the performance of this Amendment and the Loan Agreement (as amended hereby) have been duly authorized by it by all necessary company action (including any necessary action by its members). (c) This Amendment has been duly executed and delivered on its behalf. This Amendment and the Loan Agreement (as amended hereby) constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as enforcement of such terms may be limited by Insolvency Laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies. (d) It is in compliance in all material respects with all Applicable Laws. SECTION 3. Effectiveness of Amendment. (a) This Amendment shall be effective, as of the date hereof, upon the delivery of a fully executed copy hereof to the Administrative Agent. (b) Except as expressly amended by the terms of this Amendment, all terms and conditions of the Loan Agreement shall remain in full force and effect and are hereby ratified and confirmed. This Amendment is effective only for the specific purpose for which it is given and shall not operate as a consent, waiver, amendment or other modification of any other term or condition set forth in the Loan Agreement. Upon the effectiveness of this Amendment, (i) each reference in the Loan Agreement to "this Agreement" or "this Loan Agreement" or words of like import shall mean and be references to the Loan Agreement as amended hereby, (ii) each reference in any other Basic Document to the Loan Agreement or to any terms defined in the Loan Agreement which are modified hereby shall mean and be references to the Loan Agreement or to such terms as modified hereby, and (iii) each reference in the Loan Agreement or in any other Basic Document to the Fee Letter or to any terms defined in the Fee Letter shall mean and be references to the Fee Letter as defined herein and to such terms as defined in such Fee Letter. The parties hereto acknowledge and agree that this Amendment and the Fee Letter (as defined herein) shall each constitute a Basic Document. Neither this Amendment nor the Fee Letter (as defined herein) constitutes a novation or termination of the Loan Agreement, the Fee Letter, or any other Basic Document and all obligations thereunder are in all respects continuing with only the terms thereof being modified as provided herein.

- 32 - 153325876v6 SECTION 4. Amendments, etc. No provision of this Amendment shall be waived, amended or otherwise modified except as provided in Section 13.01 of the Loan Agreement. SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 6. Severability. If one or more of the covenants, agreements, provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment or the Loan Agreement as amended hereby. SECTION 7. Binding Effect. This Amendment shall be binding upon and shall be enforceable by the parties hereto and their respective successors and permitted assigns. SECTION 8. Captions, etc. The captions and section numbers appearing in this Amendment are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the provisions of this Amendment. SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in a ".pdf" file shall be effective as delivery of a manually executed counterpart of this Amendment. Each party agrees that this Amendment and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Amendment or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written. SCFC BUSINESS SERVICES LLC, as Borrower Name: Title: ACKNOWLEDGED AND AGREED: DRIVEWAY FINANCE CORPORATION, as Servicer and Collateral Custodian Ill A ,c( !7: By: ___ ___::_{1!.,__~ _ I\J:e...:...-_~-+------ Name: Title: [Signature Page to Amendment No. 6 to A&R Loan Agt. (SCFC Business Services LLC)] 15H25R761·4 Charles Lietz President Charles Lietz President

[Signature Page to Amendment No. 6 to A&R Loan Agt. (SCFC Business Services LLC)] 153325876v4 CHARIOT FUNDING LLC, as Conduit Lender By: JPMORGAN CHASE BANK, N.A., as its attorney-in-fact By: Name: Title: JPMORGAN CHASE BANK N.A., as JPMorgan Agent, as a Committed Lender, and as Administrative Agent By: Name: Title: Elizabeth S. Trainor Executive Director Elizabeth S. Trainor Executive Director